News Release

Cliffs Natural Resources Inc. Announces Capital Allocation Strategy
Focused on Driving Total Shareholder Return

Board of Directors Approves More Than Doubling Quarterly Cash Dividend to $0.625,
Representing a $2.50 Annual Dividend and Annualized $350 Million Payout

Plan Marks Strategic Shift to Focus on Organic Growth Pipeline

CLEVELAND – March 13, 2012 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced a new strategic capital allocation plan intended to drive Total Shareholder Return (TSR). As part of the plan, the Company’s Board of Directors approved a 123% increase in the quarterly dividend to $0.625, from the previous quarterly rate of $0.28. The next quarterly dividend at the new rate will be payable on June 1, 2012, to shareholders of record on the close of business on April 29, 2012. The substantial dividend increase reinforces Cliffs’ strong outlook for cash generation and commitment to using disciplined capital allocation to drive TSR.

Joseph Carrabba, Cliffs’ chairman, president and chief executive officer, said, “Cliffs has experienced tremendous growth through M&A in recent years and, with that, has also acquired a diverse and strong pipeline of attractive organic growth projects. As a result, we are refocusing our strategic priority to execution. Cliffs has matured to a point where our strong financial profile and cash flow generation will allow us to increasingly return large amounts of capital to our shareholders, while at the same time, fund capacity expansions already underway in Eastern Canada and other geographies.”

Strategic Capital Allocation Process
While the dividend increase is the first and most immediately visible use of free cash flow, Cliffs’ Board of Directors has committed to a new strategic capital allocation process that includes prioritizing all potential uses of future operating cash flow. Cliffs’ strategic capital allocation process is comprised of two primary goals:

•	Deploy capital with the objective of driving top-quartile TSR, including a focus on organic growth, dividend distributions and debt reduction; and

•	Provide financial flexibility throughout the business cycle and changes in commodity pricing.

Laurie Brlas, Cliffs’ executive vice president, finance and administration & chief financial officer, said, “This TSR-focused strategy is anticipated to create tangible shareholder value by returning cash to investors, providing a recognized discipline for allocating capital and, at the same time, allowing Cliffs to maintain an exciting pipeline of organic growth. We believe that a philosophical commitment to this payout level and to growing the dividend is manageable through the cycle and sustainable at varying levels of prices for the commodities we sell. Our Board’s doubling of the dividend in July 2011 and again in March this year demonstrates this commitment.”

At its new annualized rate, Cliffs’ dividend:

•	Represents a yield of 3.9%, based on the Company’s NYSE closing price of $64.91 on March 13, 2012;

•	Places Cliffs’ yield at the top of its metals and mining peer group, and near the top 10% of companies that are in the Standard & Poor’s 500 index; and,

•	Increases Cliffs’ dividend payout ratio to over 20% of 2011 net earnings.

Conference Call and Webcast Information
Cliffs Natural Resources will host a conference call tomorrow, March 14, 2012, at 10 a.m. ET to discuss its capital allocation strategy. Interested participants may listen to the call by dialing (877) 293-5491 (for callers within the U.S.) or (914) 495-8526 (for international callers) and referencing code 57470771 approximately 10 minutes prior to the call.

A slide deck will also be used as the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.cliffsnaturalresources.com. In addition, a replay of the call will be archived on the Company’s website.

About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, the Company is a major global iron ore producer and a significant producer of high- and low-volatile metallurgical coal. Cliffs’ strategy is to continually achieve greater scale and diversification in the mining industry through a focus on serving the world’s largest and fastest growing steel markets. Driven by the core values of social, environmental and capital stewardship, Cliffs associates across the globe endeavor to provide all stakeholders operating and financial transparency.

The Company is organized through a global commercial group responsible for sales and delivery of Cliffs products and a global operations group responsible for the production of the minerals the Company markets. Cliffs operates iron ore and coal mines in North America and two iron ore mining complexes in Western Australia. The Company also has a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. In addition, Cliffs has a major chromite project, in the pre-feasibility stage of development, located in Ontario, Canada.

News releases and other information on the Company are available on the Internet at: http://www.cliffsnaturalresources.com

Forward-Looking Statements
This release contains “forward-looking” statements within the safe harbor protections of the federal securities laws. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond Cliffs’ control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements for a variety of reasons including: the uncertainty or weakness in global economic and/or market conditions; trends affecting our financial condition, results of operations or future prospects, particularly any slowing of the economic growth rate in China for an extended period; the ability to successfully integrate acquired companies and achieve post-acquisition synergies, including without limitation Consolidated Thompson; the ability to reach agreement with our iron ore customers regarding modifications to sales contract pricing escalation provisions to reflect a shorter-term or spot-based pricing mechanism; the outcome of any contractual disputes with our customers or significant suppliers of energy, materials or services; changes in sales volume or mix; the impact of price-adjustment factors on our sales contracts; our ability to successfully identify and consummate any strategic investments; the failure of plant, equipment or processes to operate as anticipated; unanticipated downturns in business relationships with customers or their purchases from us; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; the results of pre-feasibility and feasibility studies in relation to projects; unexpected claims, charges, litigation or dispute resolutions; our ability to obtain any permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity; new laws and governmental regulations; the ability to achieve planned production rates or levels; our actual economic ore reserves or reductions in current resource estimates; adverse changes in currency values, currency exchange rates and interest rates; the ability to maintain adequate liquidity and successfully implement our financing plans; our ability to maintain appropriate relations with unions and employees and renew expiring collective bargaining agreements on satisfactory terms; availability of capital equipment and component parts; the amount and timing of any insurance recovery proceeds with respect to Oak Grove Mine; risks related to international operations; potential existence of significant deficiencies or material weakness in our internal control over financial reporting; and problems or uncertainties with productivity, third-party contractors, unanticipated geological conditions, weather conditions, natural disasters, tons mined, changes in cost factors, the supply or price of energy, equipment failures, transportation, mine-closure obligations and employee benefit costs and other risks of the mining industry; and other factors and risks that are set forth in the Company’s most recently filed reports with the Securities and Exchange Commission. The information contained herein speaks as of the date of this release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this release.

SOURCE: Cliffs Natural Resources Inc.

GLOBAL COMMUNICATIONS AND INVESTOR RELATIONS CONTACTS:

Steve Baisden
Vice President, Investor Relations and Communications
(216) 694-5280

Jessica Moran
Manager, Investor Relations
(216) 694-6532

Patricia Persico
Sr. Manager, Global Communications
(216) 694-5316

# # #